Exhibit 99.1

MARLIN BUSINESS SERVICES CORP. ANNOUNCES MANAGEMENT REALIGNMENT

Mt. Laurel, NJ – December 21, 2006 -- Marlin Business Services Corp. (NASDAQ: MRLN) today announced the resignation of President Gary Shivers.  Mr. Shivers’ resignation as an officer and director of Marlin is effective as of December 20, 2006, but he will remain employed by the Company through January 31, 2007 to ensure a smooth transition.  Mr. Shivers, who served as Marlin’s President since co-founding the Company in 1997, commented, “I have enjoyed the time that I have spent at Marlin, working hard with the employees and the other members of the management team to help Marlin grow from a small, privately held start-up to a publicly traded financial services company. This was a difficult decision for me, but I believe this is the right time for me to step away from Marlin so I can pursue my outside interests.  With the new product launches, I believe Marlin is positioned for continued success.  It has been a privilege to be part of the Marlin team.”

“The Company also is pleased to announce expanded roles for other members of the senior management team”, said Chief Executive Officer Daniel P. Dyer. “George Pelose, in his expanded role of Chief Operating Officer, will now take responsibility for overseeing all aspects of the Company’s lease financing business.  In addition, Lynne Wilson, Marlin’s Chief Financial Officer, will assume additional reporting responsibility for our new Factoring business unit.  I believe these changes provide the organizational alignment needed to optimize the leasing business and to generate meaningful results for the Factoring business”.

George Pelose, who is also the Company’s General Counsel, has been an integral part of the senior management team since joining Marlin in 1999 and has played important roles in many aspects of the Company’s business. As Marlin’s COO, Mr. Pelose will add the leasing Sales and Credit functions to his existing reporting lines, which include Collections, Customer Service, Asset Management, Insurance and Legal.

In addition to the new Factoring business line, Lynne Wilson will remain responsible for all accounting, treasury and financial analysis and reporting aspects of the business.  She will also assume reporting responsibility for the Human Resources department.  Dan Dyer, George Pelose and Lynne Wilson will continue to serve as members of the Company’s Office of the Chairman.

“I’d like to take this opportunity to personally thank Gary for all his contributions to Marlin and his years of effort and dedication toward Marlin’s success.  We will certainly miss Gary, and we wish him all the best.  I am extremely confident that our management team, dedicated employee base and new organizational structure will drive the continued success of Marlin’s core leasing business and will lead the charge into the new Business Capital Loan and Factoring product lines.”

About Marlin Business Services Corp.

          Marlin Business Services Corp. is a nationwide provider of equipment leasing solutions primarily to small businesses. The Company’s principal operating subsidiary, Marlin Leasing Corporation, finances over 60 equipment categories in a segment of the market generally referred to as “small-ticket” leasing (i.e. leasing transactions less than $250,000). The Company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003.  In addition to its executive offices in Mount Laurel, NJ, Marlin has regional offices in or near Atlanta, Chicago, Denver, Philadelphia and Salt Lake City. For more information, visit http://www.marlincorp.com or call toll-free at (888) 479-9111.

Forward-Looking Statements

          This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “may,” “intend,” and similar expressions are generally intended to identify forward- looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the SEC, including the sections captioned “Risk Factors” and “Business” in the Company’s Form 10-K/A filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE  Marlin Business Services Corp.
          12/21/06
          /CONTACT:  Lynne C. Wilson, CFO, Marlin Business Services Corp., +1-888-479-9111 x4108
          /Website:  http://www.marlincorp.com/